Exhibit 5.1

May 23, 2025

Agree Realty Corporation Agree Limited Partnership 32301 Woodward Avenue Royal Oak, Michigan 48073

Re:	Registration of 5.600% Senior Notes Due 2035 of Agree Limited Partnership

Ladies and Gentlemen:

We have acted as counsel to Agree Limited Partnership, a Delaware limited partnership (the “Issuer”) in connection with the issuance and sale of $400,000,000 aggregate principal amount of the Issuer’s 5.600% Senior Notes due 2035 (the “Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 (File No. 333-271668), as amended by the Post-Effective Amendment No. 1 filed with the U.S. Securities and Exchange Commission (the “Commission”) and the Post-Effective Amendment No. 2 filed with the Commission (as amended, the “Registration Statement”), which became effective upon filing with the Commission, with the Notes to be guaranteed (the “Guarantees”) by Agree Realty Corporation, a Maryland corporation (the “Parent”), the parties listed on Schedule I attached hereto (the “Covered Guarantors”) and the parties listed on Schedule II attached hereto (together with the Parent and the Covered Guarantors, the “Guarantors”).

In our capacity as counsel to the Issuer, we have examined originals or copies of (i) the Registration Statement, (ii) an indenture, dated as of August 17, 2020, among the Issuer, Parent, and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Officer’s Certificate delivered by the Issuer and the Parent on May 23, 2025 (as supplemented, the “Indenture”), (iii) the underwriting agreement (the “Underwriting Agreement”), dated May 14, 2025, by and among the Issuer, the Guarantors, and J.P. Morgan Securities LLC, Mizuho Securities USA LLC, PNC Capital Markets LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein, and (iv) such other limited liability company and limited partnership and other records and documents we considered appropriate. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

The law covered by the opinions expressed in this opinion letter is limited to the following Law (as applicable and as defined in paragraph F below): (i) the Delaware Revised Uniform Limited Partnership Act (the “Delaware RULPA”), (ii) the Delaware Limited Liability Company Act (together with the Delaware RULPA, “Applicable Delaware Law”), (iii the federal Law of the United States), (iv) the internal Law of the State of Michigan, (v) the internal Law of the State of Illinois, and (vi) the internal Law of the State of New York, in each case as in effect on the date of this opinion letter, and we do not express any opinion concerning any other laws. We are not admitted to practice in the State of Delaware and, with respect to the opinions set forth below, insofar as they relate to any Delaware law, we (a) have limited our review, with your permission, to standard compilations available to us of the Applicable Delaware Law, which we have assumed to be accurate and complete, and (b) have not reviewed case law.

Honigman LLP • 2290 First National Building • 660 Woodward Avenue • Detroit, Michigan 48226-3506

May 23, 2025

Based upon and subject to the foregoing, we are of the opinion that:

1.	The Notes and the Guarantees have been duly authorized by all necessary limited partnership or limited liability company action, as applicable, on the part of the Issuer and each of the Covered Guarantors.

2.	When authenticated, executed, issued and delivered in accordance with the Indenture and upon payment for and delivery of the Notes in accordance with the terms of the Underwriting Agreement, the Notes will be the legally valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms.

3.	When the Guarantees are executed and delivered and the Notes are executed, issued, authenticated and delivered, all in accordance with the Indenture and upon payment for and delivery of the Notes in accordance with the terms of the Underwriting Agreement, the Guarantees will be the legally valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms.

With respect to the foregoing opinions, we have assumed as true the matters set forth in the opinions of Ballard Spahr LLP, Burr & Forman LLP and Porter Hedges LLP dated the date hereof, a copy of which has been delivered to you by such other counsel.

Our opinions set forth above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law relating to or affecting the enforcement of creditors’ rights generally (including, without limitation, fraudulent conveyance and voidable transaction laws), general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law and limitations regarding the availability of indemnification and contribution where such indemnification or contribution may be limited by applicable law or the application of principles of public policy.

We express no opinion as to the validity, binding effect or enforceability of (i) provisions that relate to choice of law, forum selection or submission to jurisdiction (including, without limitation, any express or implied waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum), (ii) waivers by the Issuer or any Guarantor of any statutory or constitutional rights or remedies, (iii) terms which excuse any person or entity from liability for, or require the Issuer or any Guarantor to indemnify such person or entity against, such person’s or entity’s negligence or willful misconduct, (iv) obligations to pay any prepayment premium, default interest rate, early termination fee or other form of liquidated damages, if the payment of such premium, interest rate, fee or damages may be construed as unreasonable in relation to actual damages or disproportionate to actual damages suffered as a result of such prepayment, default or termination, usury and other interest-related restrictions, or (v) provisions providing that the terms of agreement may not be waived or modified except in writing.

We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K of Agree Realty Corporation and Agree Limited Partnership being filed on the date hereof and incorporated by reference into the Registration Statement. We hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus supplement, dated May 14, 2025, filed with the Commission on May 15, 2025. In giving such consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission under the Securities Act.

Honigman LLP • 2290 First National Building • 660 Woodward Avenue • Detroit, Michigan 48226-3506

May 23, 2025

Very truly yours,

/s/ Honigman LLP

Honigman LLP

Honigman LLP • 2290 First National Building • 660 Woodward Avenue • Detroit, Michigan 48226-3506

Schedule I

Delaware Guarantors

1.	Agree 2016, LLC
2.	Agree Central, LLC
3.	Agree Chapel Hill NC, LLC
4.	Agree Columbia SC, LLC
5.	Agree Convenience No. 1, LLC
6.	Agree Construction Management, LLC
7.	Agree CW, LLC
8.	Agree DT Jacksonville NC, LLC
9.	Agree Farmington NM, LLC
10.	Agree Grandview Heights OH, LLC
11.	Agree Greenwich CT, LLC
12.	Agree Lebanon NH, LLC
13.	Agree Littleton CO, LLC
14.	Agree MCW, LLC
15.	Agree Mena AR, LLC
16.	Agree NJ, LLC
17.	Agree Onaway MI, LLC
18.	Agree Orange CT, LLC
19.	Agree Oxford Commons AL, LLC
20.	Agree Paterson NJ, LLC
21.	Agree SB, LLC
22.	Agree Secaucus NJ, LLC
23.	Agree Shelf ES PA, LLC
24.	Agree Shelf PA, LLC
25.	Agree Stores, LLC
26.	Agree TK, LLC
27.	AR Land CA, LLC
28.	AR Land East, LLC
29.	AR Land West, LLC
30.	AR WTO, LLC
31.	BB Farmington NM, LLC
32.	DD 71, LLC
33.	Lunacorp, LLC
34.	Pachyderm Chattanooga TN, LLC
35.	Pachyderm Marietta GA, LLC
36.	Pachyderm Myrtle Beach SC, LLC
37.	Pachyderm Philadelphia PA, LLC
38.	Pachyderm Properties, LLC
39.	Pachyderm Riverdale GA, LLC
40.	Pachyderm Waite Park MN, LLC
41.	Paint PA, LLC
42.	Safari Properties II, LLC

Illinois Guarantor

1.	Agree Spring Grove, LLC

Michigan Guarantors

1.	Agree 117 Mission, LLC
2.	Agree Madison AL, LLC
3.	Agree M-59, LLC
4.	Agree Southfield, LLC
5.	Agree Walker, LLC
6.	Mt. Pleasant Shopping Center, L.L.C.

Schedule II

1.	Agree St. Petersburg, LLC, a Florida limited liability company
2.	Agree Fort Walton Beach, LLC, a Florida limited liability company
3.	Agree Tallahassee, LLC, a Florida limited liability company
4.	DD Hempstead LLC, a North Carolina limited liability company
5.	DD Brownsville LLC, a North Carolina limited liability company
6.	Agree Wilmington, LLC, a North Carolina limited liability company
7.	Agree Dallas Forest Drive, LLC, a Texas limited liability company
8.	Agree Roseville CA, LLC, a California limited liability company
9.	Agree Absecon Urban Renewal, LLC, a New Jersey limited liability company
10.	Agree Marietta, LLC, a Georgia limited liability company
11.	Agree Wawa Baltimore, LLC, a Maryland limited liability company